THE SOMERSET GROUP, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS                                    March 31  December 31   March 31
                                               1996        1995       1995

Current assets
    Cash and cash equivalents            $1,439,000  $1,699,000  $3,649,000

    Short-term investments, at market     4,670,000   7,194,000         ---

    Trade accounts, notes & other receivables
      less allowance for doubtful accts     649,000   1,005,000   4,391,000

    Contracts in progress, unbilled                               2,235,000

    Inventories                                                     302,000

    Prepaid expenses                         52,000       3,000      80,000

                                         ----------  ----------  ----------
            Total current assets          6,810,000   9,901,000  10,657,000

Investments
    First Indiana Corp. (market values of
    $41,223,000, $38,882,000 and $25,670 28,238,000  27,549,000  25,018,000

Property, plant and equipment, at cost
    Land                                                            397,000

    Buildings                                                     2,738,000

    Production and delivery equipment                             6,586,000

    Office furniture and equipment          241,000     241,000     558,000

    Construction in progress                                         18,000
                                         ----------  ----------  ----------
                                            241,000     241,000  10,297,000
    Less accumulated depreciation           200,000     196,000   6,276,000
                                         ----------  ----------  ----------
                                             41,000      45,000   4,021,000
Other assets
    Notes receivable                        775,000     771,000     565,000
    Other                                   460,000     460,000     460,000
                                         ----------  ----------  ----------
                                          1,235,000   1,231,000   1,025,000

Total Assets                            $36,324,000 $38,726,000 $40,721,000
                                          =========   =========   =========

See accompanying Notes to Consolidated Financial Statements.

                                                                          -3